EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources to Acquire 100-Percent Ownership of the Butte Highlands Gold Mine

Coeur d’Alene, Idaho – April 10, 2012 – Timberline Resources Corporation (NYSE Amex: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced today that it has signed a non-binding Letter of Intent to increase its ownership stake in the Butte Highlands Gold Project from 50-percent to 100-percent, acquiring the remaining interest from its joint venture partner, Highland Mining, LLC (“Highland Mining”).

Terms of the agreement call for Timberline to acquire the remaining 50-percent interest in Butte Highlands JV, LLC in exchange for a combination of the Company’s common stock and cash totaling $7-million, along with a Net Smelter Return (NSR) production royalty.  Also pursuant to the agreement, Highland Mining will completely cancel its outstanding loan, including principal and interest, to Butte Highlands JV, LLC for more than $24-million of development costs incurred at the project to-date.  The deal is expected to close in the current quarter, subject to standard closing conditions and regulatory approvals, including the approval of the NYSE Amex and the TSX Venture Exchange.

Highland Mining is controlled by Ron Guill, who is also a director of the Company and the Company’s largest shareholder.  Mr. Guill said, “In converting a significant portion of Highland Mining’s stake into a royalty interest and share position, I wish to express my continued confidence in the Butte Highlands project and in Timberline management. However, the unexpected costs and protracted timeline related to the expected volume of water discharge led me, as well as the Company, to conclude that a consolidation of the project into Timberline is in the best interest of shareholders. As Timberline’s largest shareholder, I look forward to Timberline’s success at Butte Highlands and at its flagship Lookout Mountain project on the South Eureka property in Nevada.  I will continue to assist them in their efforts in any way that I can.”

Timberline CEO Paul Dircksen stated, “We are pleased to consolidate a 100-percent interest at Butte Highlands on favorable terms and, based on currently available information and timelines, we continue to anticipate the issuance of the required permits for the commencement of gold production later this year.”

As announced previously, the initial mine plan at Butte Highlands targets production of approximately 400 tons per day with the mineralized material expected to be direct shipped to a nearby mill. Development progress achieved at Butte Highlands to-date includes:

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Production infrastructure and surface facilities substantially complete;

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Mine development is advanced, with more than 4,000 feet of underground workings complete;

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50,000-foot underground drill program to support initial mine planning complete;

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Permitting complete for underground drilling and development and for a 10,000-ton bulk sample;

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Water Discharge and Hard Rock Operating permits expected in 2012.

Mr. Dircksen continued, “Among our primary objectives in transitioning to project operator at Butte Highlands is the completion of NI 43-101 related reporting, including a mineral resource estimate and preliminary economic analysis covering the first several years of gold production. Such reporting was not prioritized previously because our joint venture partner was privately funding mine development and was satisfied with internally generated project data. We are likewise confident with our internal assessment of project data, but recognize the need for NI 43-101 reporting for appropriate market disclosure and associated project financing.”

Timberline initially plans to target zones of drill-indicated mineralized material identified by Highland Mining for the first four years of production. The grade and continuity of these zones are anticipated to be verified by a Qualified Person (as defined by NI 43-101) for classification as a NI 43-101 compliant mineral resource. Timberline has also identified an additional geologic target for exploration and development into a mineral resource which, management believes, could potentially extend mine life to ten years.  Furthermore, mineralized zones remain open at depth and management believes hold significant blue sky exploration potential.

Timberline’s development priorities at Butte Highlands, in preparation for the anticipated commencement of gold mining operations later this year include:

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Successful issuance of Water Discharge and Hard Rock Operating permits;

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Installation of second dewatering well and reverse osmosis water treatment plant;

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Completion of initial reporting to NI 43-101 standards;

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Continued underground development, both for production access and for an additional drill program to continue delineating mineralized zones to NI 43-101 standards;

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Finalization of ore purchase agreement with a local milling facility.

Butte Highlands was extensively drilled by Battle Mountain Gold, Placer Dome, ASARCO, and Orvana Minerals, prior to its acquisition by Timberline. Last year, Butte Highlands JV, LLC completed a 50,000-foot underground drill program which returned intercepts of up to 14.5 feet grading 6.77 ounces of gold per ton.

Mine development and mining operations at Butte Highlands have been sub-contracted to Small Mine Development ("SMD"), an experienced underground mine operator which has performed mine development and mining operations for some of the largest mining companies in North America, including Newmont Mining and Barrick Gold.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States.  Timberline is working on a transaction to increase its ownership stake in its Butte Highlands Joint Venture in Montana where gold production is targeted to commence later this year.  Timberline’s exploration is primarily focused on the goldfields of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere.  Timberline management has a proven track record of discovering economic mineral deposits and developing them into profitable mines.

Timberline is listed on the NYSE Amex where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

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Forward-Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the purchase of the Butte Highlands JV, LLC membership interests (including the expected timing of such purchase),  the timing or results of the Company’s drill programs at Butte Highlands, including the timing of obtaining necessary permits, the development and production of the Company’s Butte Highlands project and South Eureka project, the potential life of the mine at the Butte Highlands project, the targeted production date for the Butte Highlands project, and possible growth of the Company and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, whether or not the Company completes the purchase of the Butte Highlands JV, LLC membership interests, risks related to the timing and completion of the drilling programs at Butte Highlands and South Eureka, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2011.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Cautionary note to U.S. investors concerning estimates of inferred resources: This press release uses the term "mineral resources". We advise U.S. investors that while this term is defined in and required by Canadian regulations, this term is not a defined term under SEC Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. It cannot be assumed that all or any part of a mineral  resource will ever be upgraded to a higher category. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  U.S. investors are cautioned not to assume that any part or all of a mineral resource exists or is economically or legally minable.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

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